Exhibit 10.20

NOTE. This form contract is a suggested guide only and use of this form or any variation thereof shall be at the sole discretion and risk of the user parties. Users of the form contract or any portion or variation thereof are encouraged to seek the advice of counsel to ensure that their contract reflects the complete agreement of the parties and applicable law. The International Association of Drilling Contractors disclaims any liability whatsoever for loss or damages which may result from use of the form contract or portions or variations thereof Computer generated form, reproduced under license from IADC.

Revised April, 2003

INTERNATIONAL ASSOCIATION OF DRILLING CONTRACTORS DRILLING BID PROPOSAL AND DAYWORK DRILLING CONTRACT - U.S.

TO: Windsor Energy Resources, Inc.

Please submit bid on this drilling contract form for performing the work outlined below, upon the terms and for the consideration set forth, with the understanding that if the bid is accepted by _____________________________________________________ this instrument will constitute a Contract between us. Your bid should be mailed or delivered not later than ___________ P.M. on ________________, 20 ___ to the following address _______________________________________________________

THIS CONTRACT CONTAINS PROVISIONS RELATING TO INDEMNITY,

RELEASE OF LIABILITY, AND ALLOCATION OF RISK –

SEE PARAGRAPHS 4.9, 6.3(c), 10, 12, AND 14

This Contract is made and entered into on the date hereinafter set forth by and between the parties herein designated as “Operator” and “Contractor”.

OPERATOR:	Windsor Energy Resources, Inc.
Address:	14313 North May Avenue Oklahoma City, Oklahoma 73134

CONTRACTOR:	Bronco Drilling Company, Inc.
Address:	6601 S.W. 29th Oklahoma City, OK 73179

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained and the specifications and special provisions set forth in Exhibit “A” and Exhibit “B” attached hereto and made a part hereof (the “Contract”), Operator engages Contractor as an independent contractor to drill the hereinafter designated well or wells in search of oil or gas on a Daywork Basis or purposes hereof, the term “Daywork” or “Daywork Basis” means Contractor shall furnish equipment labor, and perform services as herein provided, for a specified sum per day under the direction, supervision and control of Operator (inclusive of any employee, agent, consultant or subcontractor engaged by Operator to direct drilling operations). When operating on a Daywork Basis, Contractor shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein. Except for such obligations and liabilities specifically assumed by Contractor, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties while on a Daywork Basis, including results and all other risks or liabilities incurred in or incident to such operations.

1.	LOCATION OF WELL:

Well Name and Number: Windsor Energy Resources, Inc. / Term Contract – Bronco Drilling Rig #15

Parish/County: _________________________ State: Texas     Field Name: _________________________

Well location and land description: TO BE DETERMINED BY OPERATOR

1.1 Additional Well Locations or Areas: To be specified by operator

Locations described above are for well and Contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator’s lease. 2. COMMENCEMENT DATE:

Contractor agrees to use reasonable efforts to commence operations for the drilling of the well by the                      day                     , 2006, Upon completion of Rig #15 in the Oklahoma City yard and contractor has scheduled rig to move to the first (1st) well designated by Windsor Energy.

3.	DEPTH:

3.1 Well Depth: The well(s) shall be drilled to a depth of approximately 12,000" feet, or to the formation, whichever is deeper, but the Contractor shall not be required hereunder to drill said well(s) below a maximum depth of 15,000" feet, unless Contractor and Operator mutually agree to drill to a greater depth.

4.	DAYWORK RATES:

Contractor shall be paid at the following rates for the work performed hereunder. Actual mobilization costs plus 85% of the dayrate from rig release of prior well to spud of following or a mobilization day rate of well SEE SPEC PROV. ITEM 2

4.1 Mobilization: Operator shall pay Contractor a mobilization fee of $                     $ N/A per day. This sum shall be due and payable in full at the time the rig is rigged up or positioned at the well site ready to spud. Mobilization shall include: All Move in, and Rig Up of drilling rig and equipment. All rig down and move out of drilling rig and equipment. (Including, but not limited to, all permits, trucking, forklift and cranes).

4.2 Demobilization: Operator shall pay Contractor a demobilization fee of $ Same as 4.1 or a demobilization day rate during tear down of $ N/A per day, provided however that no demobilization fee shall be payable if the Contract is terminated due to the total loss or destruction of the rig. Demobilization shall Include: Operator pays all trucking, dozer, forklift charges or other associated mobilization costs. Operator pays 85% of dayrate from the time trucks first arrive at location until spud of subsequent well.

4.3 Moving Rate: During the time the rig is in transit to or from a drill site, or between drill sites, commencing on SEE SPEC PROV– Item 1, Operator shall pay Contractor a sum of $ N/A per twenty-four (24) hour day.

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Revised April, 2003

4.4 Operating Day Rate: For work performed per twenty-four (24) hour day with Five (5) man crew the operating day rate shall be:

Depth Intervals
From	To	Without Drill Pipe			With Drill Pipe
0"	T.D.	$	SEE SPEC PROV - ITEM 2	per day	$	SEE SPEC PROV - ITEM 2	per day
		$		per day	$		per day
		$		per day	$		per day

Using Operator’s drill	SEE SPEC	per day.
pipe $	PROV. – ITEM 2

The rate will begin when the drilling unit is rigged up at the drilling location, or positioned over the location during marine work, and ready to commence operations; and will cease when the rig is released after pits are clean and at such time moving rates shall commence.

If under the above column “With Drill Pipe” no rates are specified, the rate per twenty-four hour day when drill pipe is in use shall be the applicable rate specified in the column “Without Drill Pipe” plus compensation for any drill pipe actually used at the rates specified below, computed on the basis of the maximum drill pipe in use at any time during each twenty-four hour day.

DRILL PIPE RATE PER 24-HOUR DAY

	Straight Hole		Size	Grade	Directional or Uncontrollable Deviated Hole		Size	Grade
$	N/A	per ft.			$	per ft.
$		per ft.			$	per ft.
$		per ft.			$	per ft.

Directional or uncontrolled deviated hole will be deemed to exist when deviation exceeds Ten (10) degrees or when the change of angle exceeds three (3) degrees per one hundred feet.

Drill pipe shall be considered in use not only when in actual use but also while it is being picked up or laid down. When drill pipe is standing in the derrick, it shall not be considered in use, provided, however, that if Contractor furnishes special strings or drill pipe, drill collars, and handling tools as provided for in Exhibit “A”, the same shall be considered in use at all times when on location or until released by Operator. In no event shall fractions or an hour be considered in computing the amount of time drill pipe is in use but such time shall be computed to the nearest hour, with thirty minutes or more being considered a full hour and less than thirty minutes not be counted.

4.5 Repair Time: In the event it is necessary to shut down Contractor’s rig for repairs, excluding routine rig servicing, Contractor shall be allowed compensation at the applicable rate for such shut down time up to a maximum or 8 hours for any one rig repair job, but not to exceed 24 hours of such compensation for any calendar month. Thereafter, Contractor shall be compensated at a rate of $ - 0- per twenty-four (24) hour day. Routine rig servicing shall include, but not be limited to, cutting and slipping drilling line, changing pump or swivel expondables, testing BOP equipment, lubricating rig, and ___________________________.

4.6 Standby Time Rate: $ See SPEC, PROV, ITEM 3 per twenty-four (24) day. Standby time shall be defined to include time when the rig is shut down although in roadiness to begin or resume operations but Contractor is waiting on orders of Operator or on materials, services or other items to be furnished by Operator.

4.7 Drilling Fluid Rates: When drilling fluids of a type and characteristic that increases Contractor’s cost of performance hereunder, including, but not limited to, oil-based mud or potassium chloride, are in use, Operator shall pay Contractor in addition to the operating rate specified above:

(a)	$20.00 per man per day for Contractor’s rig-site personnel. (including but not limited to Tool pusher)

(b)	$480.00 per day additional operating rate; and

(c)	Cost of all labor, materials and services plus 48 hours operating rate to clean rig and related equipment.

4.8 Force Majeure Rate: $ 85% of Dayrate per twenty-four (24) hour day for any continuous period that normal operations are suspended or cannot be carried on due to conditions or Force Majeure as defined in Paragraph 17 hereof. It is, however, understood that subject to Subparagraph 6.3 below, Operator can release the rig in accordance with Operator’s right to direct stoppage of the work, effective when conditions will permit the rig to be moved from the location.

4.9 Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator’s request, plus ten (10) percent for such cost of handling. When, at Operator’s request and with Contractor’s agreement, the Contractor furnishes or subcontracts for certain items or services which Operator is required herein to provide, for purposes of the Indemnity and release provisions of this Contract, said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired shall be deemed to be Operator’s contractor, and Operator shall not be relieved of any of its liabilities in connection therewith.

4.10 Revision In Rates: The rates and/or payments herein set forth due to Contractor from Operator shall be revised to reflect the change in costs if the costs of any of the items hereinafter listed shall vary by more than 0 percent from the costs thereof on the date of this Contract or by the same percent after the date of any revision pursuant to this Subparagraph:

(a)	Labor costs, including all benefits, of Contractor’s personnel;

(b)	Contractor’s costs of Insurance premiums;

(c)	Contractor’s cost of fuel, including all taxes and fees; the cost per gallon/MCF being $NA;

(d)	Contractor’s cost of catering, when applicable;

(e)	If Operator requires Contractor to Increase or decrease the number of Contractor’s personnel;

(f)	Contractor’s cost of spare parts and supplies with the understanding that such spare parts and supplies constitute 20 percent of the operating rate and that the parties shall use the U.S. Bureau of Labor Statistics Oil Field and Gas Field Drilling Machinery Producer Price Index (Series ID WPU119102) to determine to what extent a price variance has occurred in said spare parts and supplies;

(g)	If there is any change in legislation or regulations in the area in which Contractor is working or other unforeseen, unusual event that alters Contractor’s financial burden.

5.	TIME OF PAYMENT

Payment is due by Operator to Contractor as follows:

5.1 Payment for mobilization, drilling and other work performed at applicable rates, and all other applicable charges shall be due, upon presentation of invoice therefore, upon completion of mobilization, demobilization, no release or at the end of the month in which such work was performed or other charges are incurred, whichever shall first occur. All invoices may be mailed to Operator at the address hereinabove shown, unless Operator does hereby designate that such invoices shall be mailed as follows, as specified by operator _____________.

5.2 Disputed Invoices and Late Payment: Operator shall pay all invoices within 30 days after receipt except that if Operator disputes an invoice or any part thereof, Operator shall, within fifteen days after receipt of the invoice, notify Contractor of the item disputed, specifying the reason therefore, and payment of the disputed item may be withheld until settlement of the dispute, but timely payment shall be made of any undisputed portion. Any sums (including amounts ultimately paid with respect to a disputed invoice) not paid within the above specified days shall bear interest at the rate of 2 percent or the maximum legal rate, whichever is less, per month from the due date until paid. If Operator does not pay undisputed items within the above stated time, Contractor may suspend operations or terminate this Contract as specified under Subparagraph 6.3.

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6.	TERM:

6.1 Duration of Contract: This Contract shall remain in full force and effect until drilling operations are completed on the well or wells specified in Paragraph 1 above, or for a term of TWO (2) years                     , commencing on the date specified in Paragraph 2 above.

6.2 Extension of Term: Operator may extend the term of this Contract for NA well(s) or for a period of NA by giving notice to Contractor at least      days prior to completion of the well then being drilled or by

6.3 Early Termination:

(a) By Either Party: Upon giving of written notice, either party may terminate this Contract when total loss or destruction of the rig, or a major breakdown with indefinite repair time necessitate stopping operations hereunder

(b) By Operator: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled. Operator shall have the right to direct the stoppage of the work to be performed by Contractor hereunder at any time prior to reaching the specified depth, and even though Contractor has made no default hereunder. In such event, Operator shall reimburse Contractor as set forth in Subparagraph 6.4 hereof.

(c) By Contractor: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, in the event Operator shall become insolvent, or be adjudicated a bankrupt, or file, by way of petition or answer, a debtor’s petition or other pleading seeking adjustment of Operator’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Operator, or in case a receiver be appointed of Operator or Operator’s property, or any part thereof, or Operator’s affairs be placed in the hands of a Creditor’s Committee, or, following three business days prior written notice to Operator if Operator does not pay Contractor within the time specified in Subparagraph 5.2 all undisputed items due and owing, Contractor may, at its option, (1) elect to terminate further performance of any work under this Contract and Contractor’s right to compensation shall be as set forth in Subparagraph 6.4 hereof, or (2) suspend operations until payments is made by Operator in which event the standby time rate contained in Subparagraph 4.6 shall apply until payment is made by Operator and operations are resumed. In addition to Contractor’s rights to suspend operations or terminate performance under this Paragraph, Operator hereby expressly agrees to protect, defend and indemnify Contractor from and against any claims, demands and causes of action, including all costs of defense, in favor of Operator, Operator’s co-ventures, co-lessees and joint owners, or any other parties arising out of any drilling commitments or obligations contained in any loose, farmout agreement or other agreement, which may be affected by such suspension of operations or termination of performance hereunder.

6.4 Early Termination Compensation: If Operator terminates this Agreement prior to Operator’s complete performance, the parties agree that damages would be extremely difficult to determine and that the following liquidated damage sums are fair and reasonable estimates of damages under the circumstances and do not constitute a penalty.

(a) Prior to Commencement: In the event Operator terminates this Contract prior to commencement of Operations hereunder, Operator shall pay Contractor as liquidated damages and not as a penalty a sum equal to 7,300,000,00

(b) Prior to Spudding: If such termination occurs after commencement of operations but prior to the spudding of the well, Operator shall pay to Contractor as liquidated damages and not as a penalty the lump sum calculated by taking the number of calendar days remaining on the contract term (the difference in calendar days between the date of termination and two (2) years from the date specified in Paragraph Number 2) multiplied by $15,000.00. This provision is the complete understanding and agreement of the parties and supersedes and merges all prior written or oral communications regarding the subject matter hereof (see item 4).

(c) Subsequent to spudding: If such termination occurs after the spudding of the well, Operator shall pay Contractor as liquidated damages and not as a penalty the lump sum calculated by taking the number of calendar days remaining on the contract term (the difference in calendar days between the date of termination and two (2) years from the date specified in Paragraph Number 2) multiplied by $15,000.00. This provision is the complete understanding and agreement of the parties and supersedes and merges all prior written or oral communications regarding the subject matter hereof (see item 4).

7.	CASING PROGRAM

Operator shall have the right to designate the points at which casing will be set and the manner of setting, cementing and testing. Operator may modify the casing program, however, any such modification which materially increases Contractor’s hazards or costs can only be made by mutual consent of Operator and Contractor and upon agreement as to the additional compensation to be paid Contractor as a result thereof

8.	DRILLING METHODS AND PRACTICES:

8.1 Contractor shall maintain well control equipment in good condition at all times and shall use all reasonable means to prevent and control fires and blowouts and to protect the hole.

8.2 Subject to the terms hereof, and at Operator’s cost, at all times during the drilling of the well, Operator shall have the right to control the mud program, and the drilling fluid must be of a type and have characteristics and be maintained by Contractor in accordance with the specifications shown in Exhibit “A”.

8.3 Each party hereto agrees to comply with all laws, rules, and regulations of any federal, state or local governmental authority which are now or may become applicable to that party’s operations covered by or arising out of the performance of this Contract. When required by law, the terms of Exhibit “B” shall apply to this Contract. In the event any provision of this Contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and this Contract shall continue in full force and effect.

8.4 Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copy of said form shall be furnished by Contractor to Operator.

8.5 If requested by Operator, Contractor shall furnish Operator with a copy of delivery tickets covering any material or supplies provided by Operator and received by Contractor.

9.	INGRESS, EGRESS, AND LOCATION:

Operator hereby assigns to Contractor all necessary rights of ingress and egress with respect to the fact on which the well is to be located for the performance by Contractor of all work contemplated by this Contract. Should Contractor be denied free access to the location for any reason not reasonably within Contractor’s control, any time lost by Contractor as a result of such denial shall be paid for at the standby time rate. Operator agrees at all times to maintain the road and location in such a condition that will allow free access and movement to and from the drilling site in an ordinarily equipped highway type vehicle. If Contractor is required to use bulldozers, tractors, four-wheel drive vehicles, or any other specialized transportation equipment for the movement of necessary personnel, machinery, or equipment over access roads or on the drilling location, Operator shall furnish the same at its expense and without cost to Contractor. The actual cost of repairs to any transportation equipment furnished by Contractor or its personnel damaged as a result of improperly maintained access roads or location will be charged to Operator. Operator shall reimburse Contractor for all amounts reasonably expended by Contractor for repairs and/or reinforcement of roads, bridges and related or similar facilities (public and private) required as a direct result of a rig move pursuant to performance hereunder. Operator shall be responsible for any costs associated with leveling the rig because of location setting.

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10.	SOUND LOCATION:

Operator shall prepare a sound location adequate in size and capable of property supporting the drilling rig, and shall be responsible for a casing and cementing program adequate to prevent soil and subsoil wash out it is recognized that Operator has superior knowledge of the location and access routes to the location, and must advice Contractor of any subsurface conditions, or obstructions (including, but not limited to, mines, caverns, sink holes, streams, pipelines, power lines and communication lines) which Contractor might encounter while on route to the location or during operations hereunder. In the event subsurface conditions cause a cratering or shifting of the location surface, or if seabed conditions prove unsatisfactory to property support the rig during marino operations hereunder, and loss or damage to the rig or its associated equipment results therefrom, Operator shall, without regard to other provisions of this Contract, Including Subparagraph 14.1 hereof, reimburse Contractor for all such loss or damage including removal of debris and payment of Force Majeure Rate during repair and/or demobilization if applicable.

11.	EQUIPMENT CAPACITY

Operations shall not be attempted under any conditions which exceed the capacity of the equipment specified to be used hereunder or where canal or water depths are in excess of N/A feet. Without prejudice to the provisions of Paragraph 14 hereunder, Contractor shall have the right to make the final decision as to when an operation or attempted operation would exceed the capacity of specified equipment.

12.	TERMINATION OF LOCATION LIABILITY:

When Contractor has concluded operations at the well location, Operator shall thereafter be liable for damage to property, personal injury or death of any person which occurs as a result of conditions of the location and Contractor shall be relieved of such liability; provided, however, If Contractor shall subsequently reenter upon the location for any reason, including removal of the rig, any term of the Contract relating to such reentry activity shall become applicable during such period.

13.	INSURANCE

During the life of this Contract, Contractor shall at Contractor’s expense maintain, with an insurance company or companies authorized to do business in the state where the work is to be performed or through a self-insurance program, insurance coverages of the kind and in the amount set forth in Exhibit “A”. Insuring the liabilities specifically assumed by Contractor in Paragraph 14 of this Contract Contractor shall procure from the company or companies writing said insurance a certificate of certificates that said insurance is in full force and effect and that the same shall not be canceled or materially changed without ten (10) days prior written notice to Operator. For liabilities assumed hereunder by Contractor, its Insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator. Operator will, as well, cause its insurer to waive subrogation against Contractor for liability it assumes and shall maintain, at Operator’s expense, or shall self insure, insurance coverage as set forth in Exhibit “A” of the same kind in the same amount as is required of Contractor, insuring the liabilities specifically assumed by Operator in Paragraph 14 of this Contract. Operator shall procure from the company or companies writing said insurance a certificate or certificates that said insurance is in full force and effect and that the same shall not be canceled or materially changed without ten (10) days prior written notice to Contractor Operator and Contractor shall cause their respective underwriters to name the other additionally insured but only to the extend of the indemnification obligations assumed herein.

14.	RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK:

14.1 Contractor’s Surface Equipment: Contractor shall assume liability at all times for damage to or destruction of Contractor’s surface equipment, regardless of when or how such damage or destruction occurs, and Contractor shall release Operator of any liability of any such loss, except loss or damage under the provisions of Paragraph 10 or Subparagraph 14.3.

14.2 Contractor’s In-Hole Equipment: Except in the case of Contractor’s willful misconduct, Operator shall assume liability at all times for damage to or destruction of Contractor’s in-hole equipment, including, but not limited to, drill pipe, drill collars, and tool joints, and Operator shall reimburse Contractor for the value of any such loss or damage; the value to be determined by agreement between Contractor and Operator as current repair cost or 100 percent of current replacement cost of such equipment delivered to the well site.

14.3 Contractor’s Equipment - Environmental Loss or Damage: Notwithstanding the provisions of Subparagraph 14.1 above, Operator shall assume liability at all times for damage to or destruction of Contractor’s equipment resulting from the presence of H2S, CO2, or other corrosive elements that enter the drilling fluids from subsurface formations or the use of corrosive, destructive or abrasive additives in the drilling fluids.

14.4 Operator’s Equipment: Operator shall assume liability at all times for damage to or destruction of Operator’s or its co-venturers’, co-lessees’ or joint owners’ equipment, including, but not limited to, casing, tubing, well head equipment, and platform if applicable, regardless of when or how such damage or destruction occurs, and Operator shall release Contractor of any liability for any such loss or damage.

14.5 The Hole: In the event the hole should be lost or damaged, Operator shall be solely responsible for such damage to or loss of the hole, including the casing therein, Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for damage to or loss of the hole, and shall protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any and all claims, liability and expense relating to such damage to or loss of the hole.

14.6 Underground Damage: Operator shall release Contractor and its supplier, contractors and subcontractors of any tier of any liability for, and shall protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any and all claims, liability, and expense resulting from operations under this Contract on account of Injury to, destruction of, or loss or Impairment of any property right in or to oil, gas, or other mineral substance or water, if at the time of the act or omission causing such injury, destruction, loss or impairment, said substance had not been reduced to physical possession above the surface of the earth, and for any loss or damage to any formation, strata, or reservoir beneath the surface of the earth.

14.7 Inspection of Materials Furnished by Operator: Contractor agrees to visually inspect all materials furnished by Operator before using same and to notify Operator of any apparent defects therein. Contractor shall not be liable for any loss or damage resulting from the use of materials furnished by Operator, and Operator shall release Contractor from, and shall protect, defend and indemnify Contractor from and against, any such liability.

14.8 Contractor’s Indemnification of Operator: Contractor shall release Operator of any liability for, and shall protect, defend and indemnify Operator from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any party or parties, arising in connection herewith in favor of contractor’s employees or Contractor’s subcontractors of any tier (inclusive of any agent or consultant engaged by Contractor) or their employees, or Contractor’s Invitees, on account of body injury, death or damage to property, Contractor’s indemnity under this Paragraph shall be without regard to and without any right to contribution from any Insurance maintained by Operator pursuant to Paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the Indemnities voluntary assumed under Subparagraph 14.8 (which Contractor and Operator hereby agree will be supported either by available liability insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirement or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law. This sub paragraph is not meant to replace the provisions of sub paragraphs 14.1 through 14.7 and 14.10 through 14.13.

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14.9 Operator’s Indemnification of Contractor: Operator shall release Contractor of any liability for, and shall protect, defend and Indemnify Contractor from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any party or parties, arising in connection herewith in favor of Operator’s employees or Operator’s contractors of any tier (inclusive of any agent, consultant or subcontractor engaged by Operator) or their employees, or Operator’s invitees, other than those parties identified in Subparagraph 14.8 on account of body injury, death or damage to property. Operator’s indemnity under this Paragraph shall be without regard to and without any right to contribution from any insurance maintained by Contractor pursuant to Paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntary assumed under Subparagraph 14.9 (which Contractor and Operator hereby agree will be supported either by available liability insurance, under which the insurer has no right of subrogation against the Indemnities, or voluntarily self-insured, In part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law. This sub paragraph is not meant to replace the provisions of sub paragraphs 14.1 through 14.7 and 14.10 through 14.13.

14.10 Liability for Wild Well: Operator shall be liable for the cost of regaining control of any wild well, as well as for cost of removal of any debts and cost of property remediation and restoration, and Operator shall release, protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any liability for such cost.

14.11 Pollution or Contamination: Notwithstanding anything to the contrary contained herein, except the provisions of Paragraphs 10 and 12, it is understood and agreed by and between Contractor and Operator that the responsibility for pollution or contamination shall be as follows:

(a) Contractor shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Operator from and against all claims, demands and causes of action of every kind and character arising from pollution or contamination, which originates above the surface of the land or water from spills of fuels, lubricants, motor oil, pipe dope, paints, solvents, ballast, bilge and garbage except unavoidable pollution from the reserve pits, wholly in Contractor’s possession and control and directly associated with Contractor’s equipment and facilities.

(b) Operator shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands, and causes of action or every kind and character arising directly or indirectly from all other pollution or contamination which may occur during the conduct of operations hereunder, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water other substance, as well as the use or disposition of all drilling fluids, including, but not limited to, all emulsion, oil base or chemically treated drilling fluids, contaminated cuttings or cavings, lost circulation and fish recovery materials and fluids. Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for the foregoing.

(c) In the event a third party commits an act or omission which results in pollution or contamination for which either Contractor and Operator, for whom such party is performing work, is held to be legally liable, the responsibility therefore shall be considered, as between Contractor and Operator, to be the same as if the party for whom the work was performed had performed the same and all of the obligations respecting protection, defense, indemnity and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be specifically applied.

14.12 Consequential Damages: Subject to and without effecting the provisions of this Contract regarding the payment rights and obligations of the parties or the risk of loss, release and indemnity rights and obligations of the parties, each party shall at all times be responsible for and hold harmless and indemnify the other party from and against its own special, indirect or consequential damages, and the parties agree that special, indirect and consequential damages shall be deemed to include, without limitation, the following: loss of profit or revenue; costs and expenses resulting from business interruptions; loss of or delay in production; loss of or damage to the leasehold; loss of or delay in drilling or operating rights; cost of or loss of use of property, equipment, materials and services, including without limitation those provided by contractors or subcontractors of every tier or by third parties. Operator shall at all times be responsible for and hold harmless and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands and causes of action of every kind and character in connection with such special, indirect or consequential damages suffered by Operator’s co-owners, co-venturers, co-lessees, farmers, farmees, partners and joint owners.

14.13 Indemnity Obligation: Except as otherwise expressly limited in this Contract, it is the intent of parties hereto that all releases, Indemnity obligations and/or liabilities assumed by such parties under terms of this Contract, including, without limitation, Subparagraphs 4.9 and 6.3(c), Paragraphs 10 and 12, and Subparagraphs 14.1 through 14.12 hereof, be without limit and without regard to the cause or causes thereof, including, but not limited to, pre-existing conditions, defect or ruin of premises or equipment, strict liability, regulatory or statutory liability, products liability, breach of representation or warranty (express or implied), breach of duty (whether statutory, contractual or otherwise) any theory of tort, breach of contract, fault the negligence of any degree or character (regardless of whether such negligence is sole, joint or concurrent, active, passive or gross) of any party or parties, including the party seeking the benefit of the release, indemnity or assumption of liability, or any other theory of legal liability. The indemnities, and releases and assumptions of liability extended by the parties hereto under the provisions of Subparagraphs 4.9 and 8.3 and Paragraphs 10, 12 and 14 shall inure to the benefit of such parties, their co-venturers, co-lessees, joint owners, their parent, holding and affiliated companies and the officers, directors, stockholders, partners, managers, representatives, employees, consultants, agents, servants and insurers of each. Except as otherwise provided herein, such indemnification and assumptions of liability shall not be deemed to create any rights to indemnification in any person or entity not a party to this Contract, either as a third party beneficiary or by reason of any agreement of indemnity between one of the parties hereto and another person or entity not a party of this Contract.

15.	AUDIT

If any payment provided for hereunder is made on the basis of Contractor’s costs, Operator shall have the right to audit Contractor’s books and records relating to such costs. Contractor agrees to maintain such books and records for a period of two (2) years from the date such costs were incurred and to make such books and records readily available to Operator at any reasonable time or times within the period.

16.	NO WAIVER EXCEPT IN WRITING

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract or other duly authorized agent or representative of the party.

17.	FORCE MAJEURE

Except as provided in this Paragraph 17 and without prejudice to the risk of loss, release and indemnity obligations under this Contract, each party of this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, if and for so long as such compliance is hindered or prevented by a Force Majeure Event As used in this Contract, “Force Majeure Event” includes: acts of God, action of the elements, wars (declared or undeclared), insurrection, revolution, rebellions or civil strife, piracy, civil war or hostile action, terrorist acts, riots, strikes, differences with workmen, acts of public enemies, federal or state laws, rules, regulations dispositions or orders of any governmental authorities having jurisdiction in the premises or of any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment, fuel or necessary labor in the open market, acute and unusual labor or material, equipment or fuel shortages, or any other causes (except financial) beyond the control of either party. Neither Operator nor Contractor shall be required against its will to adjust any labor or similar disputes except accordance with applicable law in the event that either party hereto is rendered unable, wholly or in party, by

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any of these causes to carry out its obligation under this Contract, It is agreed that such party shall give notice and details of Force Majeure in writing to the order party as promptly as possible after its occurrence. In such cases, the obligation of the party giving the notice shall be suspended during the continuance of any inability so caused except that Operator shall be obligated to pay to Contractor the Force Majeure Rate provided for in Subparagraph 4.8 above.

18.	GOVERNING LAW:

This Contract shall be construed, governed, Interpreted, enforced and litigated, and the relations between the parties determined in accordance with the laws of State of Oklahoma.

19.	INFORMATION CONFIDENTIAL:

Upon written request by Operator, Information obtained by Contractor in the conduct of drilling operations on this well, including, but not limited, to depth, formation penetrated, the result of coring, testing and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm, or corporation other than Operator’s designated representatives.

20.	SUBCONTRACTS:

Either party may employ other contractors to perform any of the operations or services to be provided or performed by it according to Exhibit “A”.

21.	ATTORNEY’S FEES

If this Contract is placed in the hands of an attorney for collection of any sums or the performance of any services due hereunder, or suit is brought on same, or sums due hereunder are collected through bankruptcy or arbitration proceedings, then the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

22.	CLAIMS AND LIENS:

Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished by Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the lease, the well, or other property of the Operator or the land upon which said well is located.

23.	ASSIGNMENT: Operator may assign this contract upon Contractor’s written approval which shall not be unreasonably withheld. However, not withstanding any assignment, Operator shall remain liable to Contractor as guarantor of the performance by the assignee.

Contractor may not assign its rights and obligations under this contract without the prior written approval or Operator, which approval shall not be unreasonably withheld.

24.	NOTICES AND PLACE OF PAYMENT:

Notices, reports, and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand, mailed, digitally transmitted or telecopied to the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.

25.	CONTINUING OBLIGATIONS:

Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.

26.	ENTIRE AGREEMENT:

This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all work performed hereunder. All representations, offers, and undertakings of the parties made prior to the effective date hereof, whether oral or in writing, are merged herein, and no other contracts, agreements or work orders, executed prior to the execution of this Contract, shall in any way modify, amend, alter or change any of the terms or conditions set out herein.

27.	SPECIAL PROVISIONS:

ITEM 1	Operator agrees to pay actual (“actual” means charges equivalent to those billed by the trucking company, or charged by the Contractor, if the Contractor performs the move) plus 85% of the day rate for each day moving from the rigs’ prior location following the rigs’ release, waiting on location, waiting on trucks, waiting on allowable weather conditions, until the well is spud, and for each day rigging down.

ITEM 2	Operator agrees to pay daywork rate of $21,000.00 for the first twelve (12) months following the commencement date and daywork rate of $23,000.00 for the subsequent twelve (12) months.

ITEM 3	Operator agrees to pay Standby Time Rate in accordance with the daywork rate ( SEE ITEM 2 Above )

ACCEPTANCE OF CONTRACT:

The foregoing Contract, including the provision relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.9 and 6.3(c), Paragraph 10 and 12, and Subparagraphs 14.1 through 14.13, is acknowledged, agreed to and accepted by Operator this      day of                     ,20    .

OPERATOR:	Windsor Energy Resources Inc.

By:	/s/ Michael P. Cross
Title:	Michael P. Cross-CEO

The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.9, 6.3(c) Paragraphs 10 and 12, and Subparagraphs 14.1 through 14.13, is acknowledged, agreed to and accepted by Contractor this ____ day of ______, 2005__, which is the effective date of this Contract, subject to rig availability, and subject to all its terms and provisions, with the understanding that it will not be binding upon Operator until Operator has noted its acceptance, and with the further understanding that unless said Contract is thus executed by Operator within 5 days of the above date Contractor shall be in no manner bound by its signature thereto.

CONTRACTOR:	Bronco Drilling Company, Inc.

By:	/s/ Karl Benzor
Title:	Karl Benzor-Chief Operating Officer

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EXHIBIT “A”

To Daywork Contract dated                     , 2005

Operator Windsor Energy Resources, Inc. Contractor Bronco Drilling Company, Inc.

Well Name and Number TO BE DETERMINED BY OPERATOR AND SPECIFIED BY INDIVIDUAL LETTER AGREEMENT FOR EACH WELL

SPECIFICATIONS AND SPECIAL PROVISIONS

1.	CASING PROGRAM (See Paragraph 7) To be determined by Operator.

	Hole Size		Casing Size		Weight		Grade	Approximation Setting Depth		Wait on Cement Time
Conductor	__________	in.	__________	in.	__________	lbs/ft.	__________	__________	ft.	__________	hrs
Surface	__________	in.	__________	in.	__________	lbs/ft.	__________	__________	ft.	__________	hrs
Protection	__________	in.	__________	in.	__________	lbs/ft.	__________	__________	ft.	__________	hrs
	__________	in.	__________	in.	__________	lbs/ft.	__________	__________	ft.	__________	hrs
Production	__________	in.	__________	in.	__________	lbs/ft.	__________	__________	ft.	__________	hrs
Liner	__________	in.	__________	in.	__________	lbs/ft.	__________	__________	ft.	__________	hrs
____________	__________	in.	__________	in.	__________	lbs/ft.	__________	__________	ft.	__________	hrs

2.	MUD CONTROL PROGRAM (See Subparagraph 8.2) To be determined by Operator.

Depth Interval (ft)
From	To	Type Mud	Weight (lbs./gal.)	Viscosity (Secs)	Water Loss (cc)
__________________	________________	________________	________________	________________	________________
__________________	________________	________________	________________	________________	________________
__________________	________________	________________	________________	________________	________________
__________________	________________	________________	________________	________________	________________
__________________	________________	________________	________________	________________	________________

Other mud specifications:

3.	INSURANCE (See Paragraph 13) Certificates on file with Operator.

3.1 Adequate Workers’ Compensation Insurance complying with State Laws applicable or Employers’ Liability Insurance with limits of $                     covering all of Contractor’s employees working under this Contract.

3.2 Commercial (or Comprehensive) General Liability Insurance, including contractual obligations as respects this Contract and proper coverage for all other obligations assumed in this Contract. The limit shall be $                     combined single limit per occurrence for Bodily Injury and Property Damage.

3.3 Automobile Public Library Insurance with limits of $                     for the death or injury of each person and $                     for each accident; and Automobile Public Liability Property Damage Insurance with limits of $                     for each accident.

3.4 In the event operations are over water, Contractor shall carry in addition to the Statutory Workers’ Compensation Insurance, endorsements covering liability under the Longshoremen’s & Harbor Workers’ Compensation Act and Maritime liability including maintenance and cure with limits of $                     for each death or injury to one person and $                     for any one accident.

3.5 Other Insurance:

4.	EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY CONTRACTOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Contractor unless otherwise noted by this Contract.

4.1 Drilling Rig - Inventory attached.

Complete drilling rig, designated by Contractor at its Rig No #15 the major items of equipment being:

Drawworks; Make and Model __________________________________________________________________________________

Engines: Make, Model, and H.P. ________________________________________________________________________________

No. on Rig SEE ATTACHED RIG INVENTORY

Pumps: No. 1 Make, Size, and Power _____________________________________________________________________________

             No. 2 Make, Size, and Power _____________________________________________________________________________

Mud Mixing Pump: Make, Size, and Power ________________________________________________________________________

Boilers: Number, Make, H.P. and W.P. ___________________________________________________________________________

Derrick or Mast: Make, Size, and Capacity ________________________________________________________________________

___________________________________________________________________________________________________________

Substructure. Size and Capacity _________________________________________________________________________________

Rotary Drive. Type ___________________________________________________________________________________________

Drill Pipe: Size _________________ in __________________ ft: Size: __________________________ in __________________ft

Drill Collars, Number and Size __________________________________________________________________________________

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Revised April, 2003

Blowout Preventors.

Size	Series or Test Pr.	Make & Model	Number
____________________	____________________	____________________	____________________
____________________	____________________	____________________	____________________
____________________	____________________	____________________	____________________
____________________	____________________	____________________	____________________
B.O.P. Closing Unit.
B.O.P. Accumulator:

4.2 Derrick timbers.

4.3 Normal strings of drill pie and drill collars specified above.

4.4 Conventional drift indicator.

4.5 Circulating mud pits.

4.6 Necessary pipe racks and rigging up material.

4.7 Normal storage for mud and chemicals.

4.8 Shale Shaker.

4.9 _________________________________________________________________________________________________

4.10 _________________________________________________________________________________________________

4.11 _________________________________________________________________________________________________

4.12 _________________________________________________________________________________________________

4.13 _________________________________________________________________________________________________

4.14 _________________________________________________________________________________________________

4.15 _________________________________________________________________________________________________

4.16 _________________________________________________________________________________________________

4.17 _________________________________________________________________________________________________

5.	EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY OPERATOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Operator unless otherwise noted by this Contract.

5.1 Furnish and maintain adequate roadway and/or canal to location, right-of-way, including rights–of–way for fuel and water lines, river crossings, highway crossings, gates and cattle guards.

5.2 Stake location, clear and grade location, and provide turnaround, including surfacing when necessary.

5.3 Test tanks with pipe and fittings.

5.4 Mud storage tanks with pipe and fittings.

5.5 Separator with pipe and fittings.

5.6 Labor and materials to connect and disconnect mud tank, test tank, and mud gas separator.

5.7 Labor to disconnect and clean test tanks and mud gas separator.

5.8 Drilling mud, chemicals, lost circulation materials and other additives.

5.9 Pipe and connections for oil circulating lines.

5.10 Labor to lay, bury and recover oil circulating lines.

5.11 Drilling bits, reamers, reamer cutters, stabilizers and special tools.

5.12 Contract fishing tool services and tool rental.

5.13 Wire line core bits or heads, core barrels and wire line core catchers if required.

5.14 Conventional core bits, core catchers and core barrels.

5.15 Diamond core barrel with head.

5.16 Cement and cementing service.

5.17 Electrical wireline logging services.

5.18 Directional, caliper, or other special services.

5.19 Gun or jet pertorating services.

5.20 Explosives and shooting devices.

5.21 Formation testing, hydraulic fracturing, acidizing and other related services.

5.22 Equipment for drill stem testing.

5.23 Mud logging services.

5.24 Sidewall coring service.

5.25 Welding service for welding bottom joints of casing, guide shoe, float shoe, float collar and in connection with installing of well head equipment if required.

5.26 Casing, tubing, liners, screen, floats collars, guide and float shoes and associated equipment.

5.27 Casing scratchers and centralizers.

5.28 Well head connections and all equipment to be installed in or on well or on the premises for use in connection with testing, completion and operation of well.

5.29 Special or added storage for mud and chemicals.

5.30 Casinghead, API series, to conform to that shown for the blowout Preventors specified in Subparagraph 4.1 above.

5.31 Blowout preventor testing packoff and testing services.

5.32 Replacement of BOP rubbers, elements and seals, if required, after initial test.

5.33 Casing Thread Protectors and Casing Lubricants.

5.34 H2S Training and equipment as necessary or as required by law.

5.35 Site specific systems.

5.36 Fuel additives and conditioners as required for year round operations _________________________________________

5.37 All rubber products furnished as required while using an oil based drilling fluid including all expendables and mud system valves _____________________________________________________________

5.38 _________________________________________________________________________________________________

5.39 _________________________________________________________________________________________________

5.40 _________________________________________________________________________________________________

5.41 _________________________________________________________________________________________________

5.42 _________________________________________________________________________________________________

5.43 _________________________________________________________________________________________________

5.44 _________________________________________________________________________________________________

5.45 _________________________________________________________________________________________________

5.46 _________________________________________________________________________________________________

5.47 _________________________________________________________________________________________________

5.48 _________________________________________________________________________________________________

5.49 _________________________________________________________________________________________________

5.50 _________________________________________________________________________________________________

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6.	EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY DESIGNATED PARTY:

The machinery, equipment, tools, materials, supplies, instruments, services, and labor listed to as the following numbered items, including any transportation required for such items unless otherwise specified, shall be provided at the well location and at the expense of the party hereto as designated by an X mark in the appropriate column.

To Be Provided By and At The Expense Of
	Item	Operator	Contractor
6.1	Cellar and Runways	x
6.2	Ditches and Bumps	x
6.3	Fuel (located at Rig - including propane)	x
6.4	Fuel Lines ( length)		x
6.5	Water at sources, including required permits	x
6.6	Water well, including required permits	x
6.7	Water lines, including required permits	x
6.8	Water storage tanks 400 bbl capacity		x
6.9	Potable water	x
6.10	Labor to operate water well or water pump		x
6.11	Maintenance of water well, if required	x
6.12	Water pump	x
6.13	Fuel or water pump	x
6.14	Mats for engines and boilers, or motors and mud pumps	x
6.15	Transportation of Contractor’s property Move in	x
	Move out	x
6.16	Materials for “boxing in” rig and derrick		x
6.17	Special strings of drill pipe and drill collars as follows: All tubulars not listed on rig inventory	x
6.18	Kelly joints, subs, elevators, tongs, slips and BOP rams for use with special drill pipe	x
6.19	Drill pipe protectors for Kelly joint and each joint of drill pipe running inside of Surface Casing as required, for use with normal strings of drill pipe	x
6.20	Drill pipe protectors for Kelly joint and drill pipe running inside of Protection Casing	x
6.21	Ratio of penetration recording device Mechanical or Totco EDR as required by contractor		x
6.22	Extra labor for running and cementing casing (Casing crews)	x
6.23	Casing tools	x
6.24	Power casing tongs	x
6.25	Laydown and pickup machine	x
6.26	Tubing tools	x
6.27	Power tubing tong	x
6.28	Crow Boats, Number	N/A
6.29	Service Barge	N/A
6.30	Service Tug Boat	N/A
6.31	Rat Hole	x
6.32	Mouse Hole	x
6.33	Reserve Pits	x
6.34	Upper Kelly Cock		x
6.35	Lower Kelly Valve		x
6.36	Drill Pipe Safety Valve		x
6.37	Inside Blowout Preventer		x
6.38	Drilling hole for or driving for conductor pipe	x
6.39	Charges, cost of bonds for public roads	x
6.40	Portable Toilet	x
6.41	Trash Recoptacio	x
6.42	Linear Motion Shale Shaker		x
6.43	Shale Shaker Screens Operators to provide all shale shaker screens	x
6.44	Mud Cleaner	x
6.45	Mud/Gas Separator	x
6.46	Dosander - Rig Inventory		x
6.47	Desilter		x
6.48	Degasser	x
6.49	Centrifuge	x
6.50	Rotating Head	x
6.51	Rotating Head Rubbers	x
6.52	Hydraulic Adjustable Choke	x
6.53	Pit Volume Totalizer	x
6.54	Communication type MOBILE PHONE ONLY **		x
6.55	Forklift, capacity 8000# Overhead Extended Boom	x
6.56	Corrosion Inhibitor for protecting drill string To be specified by Contractor	x
6.58	String-Up Crew and Equipment	x
6.59	Right-of-way for water and gas lines	x
6.60	Water lines permits – if required	x
6.61	Drill Pipe Corrosion control to less than 15 lb/sqft per year (if required)	x

**	Operator to supply Land Phone line services if Contractor Mobile Phone services are not available on location

EXHIBIT “B”

(See Subparagraph 8.3)

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The following clauses, when required by law, are incorporated in the Contract by reference as if fully set out:

(1)	The Equal Opportunity Clause prescribed in 41 CFR 60-1.4

(2)	The Affirmative Action Clause prescribed in 41 CFR 60-250.4 regarding veterans and veterans of Vietnam era.

(3)	The Affirmative Action Clause for handicapped workers prescribed in 41 CFR 60-741.4

(4)	The Certification of Compliance with Environmental Laws prescribed in 40 CFR 15.20

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(7.0)	OTHER PROVISIONS:

7.1 Contractor shall furnish initial tested annual preventer element. If element is damaged during the job, Operator agrees to furnish a new element.

7.2 Chemical additives to the mud for preventing oxidation of the drill string and hydrogen sulfide scavenging chemicals to treat the mud or drilling fluids are necessary to remove all traces of H2S and to control oxygen corrosion levels not to exceed 1.5 pounds per square foot per year to be furnished by Operator. Contractor’s shall specify the company which provides corrosion control.

7.3 Operator’s representative and Operator’s subcontractors shall support Contractor’s safety policies and procedures in general and in particular will comply with all Contractor’s personal protective equipment requirements.

7.4 Operator shall be responsible for all materials and welding to hook up flow line, chokes and mud gas separator.

7.5 Operator shall be responsible for all materials and welding associated with all air drilling and oil base mud requirements.

7.6 Weight run on bit shall not exceed drill collar weight in mud. Rotary speed shall be run of mutually agreed upon speed between Operator and Contractor as not to damage drill pipe.

7.7 Should oil-based mud be used on this job, any special revision or protection of pits and cleanup costs shall be at the expense of Operator. Any mud cleaning equipment (including power and fuel) required by Operator, not in the normal rig inventory, shall be furnished by Operator. Any modification of the rig (drain under racking board, etc.) or replacement of rig parts (mud buckets, etc.) required by Operator in order to reduce the cost of oil-based mud shall be at the Operator’s expense. Operator shall bear all expense to clean rig upon completion of well (including labor and foam cleaner.) Operator shall reimburse Contractor for any additional pay, protective clothing, or other compensation to Contractor’s employees for working with oil-based mud. Dayrate shall increase by the amount of $200.00 when oil-base or potassium chloride mud is used. When oil-base or potassium chloride mud is used Operator shall pay $15.00/day expense reimbursement for hands (including toolpusher). Operator shall pay up to 48 hours of dayrate for cleaning or rig.

7.8 Operator will provide shaker screens required for shaker.

7.9 Contractor shall not be liable for any outside equipment. Any electrical connections made to Bronco Drilling’s light plant shall be made at owner of equipment’s risk.

7.10 In the event of there is a conflict between any or all of the terms and provisions of this contract and any other agreement, oral or written, to include but not limited to master service agreement, then it is understood and agreed that the terms and provisions of this contract shall prevail and control.

7.11 Daywork shall be billed at the end of each month and be due within 30 days.

7.12 Contractor will provide inspected double white band pipe prior to commencement of well. Operator will provide all subsequent inspections including final inspection upon completion of well or program. Operator will provide drill pipe and drill collar maintenance (including trip check, repairs, replacement hardbanding, etc.). Operator shall provide all trucking and repair for drill string.

7.13 If Operator elects to run standby pump in tandom with the main pump (and main pump is operational), Operator will waive the down time provision in 4.5 as to the repair of the mud pumps while operations in said connection continue.

7.14 If additional compensation for crews is required due to the distance required to drive, Operator will reimburse Bronco of actual costs plus 40% overhead burden.

7.15 If a camp job is required. Operator will provide mobile homes and needed hook-up for on-site living quarters for crews, plus $20.00 / day per diem from start of moving in through drilling, tear down, and move out. Operator will provide motels as needed prior to mobile homes being set or motels in place of trailers. As an alternative, Operator may provide off site housing ( i.e. hotels, apartments, etc.) Operator shall reimburse Bronco Drilling if Bronco Drilling provides housing.

7.16 Operator shall be responsible and bear all expenses for any H2S training or equipment (including safety equipment, detection equipment, and corrosion inhibitor to less than one pound per food per year) as well as any additional personnel needed due to encounter or potentially encounter H2S.

7.17 Operator shall bear all responsibility and costs to adhere to any and all city regulations including but not limited to sound abatement, security and traffic control.

7.18 Contractor’s drill pipe will be used only in the vertical section of the hole. (6 degrees) Contractor’s drill pipe will not be run past KOP.

7.19 Rig’s mud pumps will be operated up to a maximum of 75% of rated pressure and strokes.

Signed by the Parties as correct:	For Contractor	/s/ Karl Benzer	Chief Operating Officer
Karl Benzer

	For Operator	/s/ Michael P. Cross
Michael P. Cross